                         LEASE ASSIGNMENT AND ASSUMPTION

      This ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into as of April, 13, 1999, by and between Fine Arts Engravers Company, Inc., an Oregon corporation ("Assignor") and Keystone Acquisition Corp. ("Assignee"), a Washington corporation and wholly owned subsidiary of ImageX.com, Inc., a Washington corporation.

                                    RECITALS

      A. Assignor is the lessee under that certain lease (as amended, the "Lease") in which Maria F. Stanley, Trustee, Richard Reiten, Trustee, Robert C. Ridgley, Trustee and Nicholas J. Stanley, Trustee, all Trustees under the Marital Trust established under Article IX of the Last Will of Edwin M. Stanley are the lessors, which began as of July 1, 1996, with respect to that certain real property and improvements thereon situated in county of Washington, state of Oregon, which property is more particularly described on Exhibit A attached hereto.

      B. Assignor desires to assign its interest in the Lease to Assignee, and Assignee wishes to assume Assignor's interest and obligations under the Lease.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the covenants set forth below, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Assignment of Lease. Conditional upon the successful closing of the transactions contemplated by the Asset Purchase Agreement among Assignor, Assignee and ImageX dated February 23, 1999, Assignor assigns and transfers to Assignee, as of the Effective Date (defined below) all of Assignor's right, title and interest under the Lease, to have and to hold for the duration of the Lease.

      2. Assumption of Lease. Conditional upon the successful closing of the transactions contemplated by the Asset Purchase Agreement among Assignor, Assignee and ImageX dated February 23, 1999, assignee accepts assignment of the Lease and covenants with the Assignor that Assignee will assume, observe and perform all of the terms, conditions, covenants, obligations and provisions on the part of the tenant under the Lease arising from and after the Effective Date.

      3. Effective Date. The Effective Date is April 13, 1999.

      4. True and Correct Copy. A true and correct copy of the Lease, together with all amendments, addenda, assignments and other related documents, is attached hereto as Exhibit B.

      5. Further Assurances: Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees or assigns such documents as Assignee or they may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee's successors, nominees and assigns and protect Assignee or assignee's successors', nominees' and assigns' rights under and interest in the Lease, or to enable Assignee or Assignee's successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

      6. Modification: No modification, waiver or termination of this Assignment will be valid unless the same is in writing and signed by the party against which the enforcement of the modification, waiver or termination is sought.

      7. Miscellaneous. This Assignment shall be construed in accordance with the laws of the state of Oregon. This Assignment may be executed in counterparts, which taken together shall comprise an original document. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            [the remainder of this page is intentionally left blank]

                                        Assignor:

                                        FINE ARTS ENGRAVERS COMPANY, INC.,
                                        an Oregon corporation

                                        By /s/ Wayne Slovick
                                           -------------------------------------
                                           Name Wayne Slovick
                                                --------------------------------
                                           Title Secretary
                                                 ------------------------------

                                        Assignee:

                                        KEYSTONE ACQUISITION CORP.,
                                        a Washington corporation

                                        By /s/ Richard Begert
                                           -------------------------------------
                                           Name Richard F. Begert
                                                --------------------------------
                                           Title President
                                                 ------------------------------

                                    EXHIBIT B

                                  Copy of Lease

                       INDUSTRIAL REAL ESTATE LEASE INDEX

                                                                           Wayne
                                                                         4-25-96

1.0    Premises
2.0    Furnishings
3.0    Term
4.0    Renewal Terms
5.0    Holdover
6.0    Monthly Lease Payments
6.1    Late Payments
6.2    Non-Sufficient Funds
6.3    Security Deposit
7.0    Possession and Use of Premises
8.0    Remodeling and / or Structural Improvements
9.0    Maintenance and Repairs
10.0   Access by Landlord
11.0   Utilities and Services
12.0   Property Insurance
12.1   Liability Insurance
12.2   Taxes
13.0   Indemnity
14.0   Dangerous Materials
15.0   Destruction or Condemnation of Premises
15.1   Mechanics Liens
16.0   Defaults
17.0   Arbitration
18.0   Assignability / Subletting
19.0   Termination Upon Sale of Premises
20.0   Notices
20.1   Entire Agreement / Amendment
20.2   Severability
20.3   Waiver
20.4   Cumulative Rights
20.5   Governing Law
20.6   Subordination of Lease / Estoppel Certificate
31.0   Right of First Refusal
32.0   Surrender of Premises

                       INDUSTRIAL REAL ESTATE LEASE - - -
                       TRIPLE NET WITH LIMITED EXCEPTIONS

This Lease Agreement ("Lease") is made by and between Maria F. Stanley, Trustee, Richard Reiten, Trustee, Robert L. Ridgely, Trustee and Nicholas J. Stanley, Trustee, all Trustees of the Marital Trust established under Article IX of the Will of Edwin M. Stanley ("Trustees") ("Landlord"), and Fine Arts Engravers Company, Inc. ("Tenant"). The parties agree as follows:

1.0 PREMISES.

      Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant the real property located at 10955 S.W. Avery Street, Tualatin, Oregon 97062, Tax Lot 105 Assessor's Map 2S 127A, in Washington County, Oregon ("Premises"). Premises shall only be used as a Commercial Printing establishment.

2.0 FURNISHINGS.

      The lease of the Premises includes all furnishings which are attached to the real property. Tenant shall return all such items at the end of the lease in a condition as good as the condition at the beginning of the lease term, except for such deterioration that might result from normal use.

3.0 TERM.

      The lease term will begin on July 1, 1996 and will terminate on June 30, 2001 (a five year term).

4.0 RENEWAL.

      This lease shall automatically renew for one additional period of five years, unless either party gives written notice of the termination no later than 180 days prior to January 1, 2001.

      If the Tenant desires to exercise the one option to renew, then said option exercise shall be evidenced in a writing to Landlord prior to January 15, 2001.

      Landlord shall respond no later than January 31, 2001 with its opinion of fair market value (FMV).

      If Tenant accepts the FMV and no written response is tendered to Landlord by February 15, 2001, then the FMV will be used commencing July 1, 2001.

      If Tenant rejects the FMV, then each party shall select a qualified Qualified Commercial Real Estate Consultant to determine FMV, in a written report to be received report no later than March 31, 2001.

      Said reports shall be used by the Parties to an agreement on FMV no later than April 30, 2001.

5.0 HOLDOVER.

      If Tenant maintains possession of the Premises for any period after the termination of this Lease ("Holdover Period"), Tenant shall pay to Landlord a lease payment for the Holdover Period based on the terms of the following Lease Payments paragraph. Such holdover shall constitute a month to month extension of this Lease.

6.0 MONTHLY LEASE PAYMENTS.

      Tenant shall pay to Landlord a total annual lease payment of $291,600 payable in advance, in installments of $24,300 per month on the first day of each month. Lease payments shall be made to the Landlord attention Wayne J. Slovick, at 121 S.W. Salmon, Suite #1430, Portland, Oregon 97204, as may be changed from time to time by Landlord.

6.1 LATE PAYMENTS.

      Tenant shall pay a late charge equal to 5% for each payment that is not paid within 7 days of the due date.

6.2 NON-SUFFICIENT FUNDS.

      Tenant shall be charged $50.00 for each check that is returned to Landlord for lack of sufficient funds.

6.3 SECURITY DEPOSIT.

      At the time of the signing of this Lease, Tenant shall pay to Landlord, a security deposit of $10,000 to be held and disbursed for Tenant damages to the Premises (if any) as provided by law.

7.0 POSSESSION.

      Tenant has been in possession of Premises and shall continue to be entitled to possession and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing.

8.0 REMODELING AND / OR STRUCTURAL IMPROVEMENTS.

      Tenant shall have the right to conduct any construction or remodeling (at Tenant's sole expense) that may be required to use the Premises. Tenant may also construct fixtures on the Premises (at Tenant's expense). Any and all construction shall be undertaken (if the estimated cost of remodeling exceeds $5,000) only with the prior written consent of the Landlord which shall not be unreasonably withheld. Tenant shall present to Landlord plans, specifications and drawings, if applicable, at the time approval is sought. All materials installed and workmanship shall be of a quality totally consistent with the existing "in place" construction of the Premises. At the end of the lease term, Tenant shall not be entitled to remove such fixtures.

9.0 MAINTENANCE AND REPAIRS

      Tenant shall have the sole responsibility of maintaining the Premises.

9.1 Landlord shall not be required to make any repairs, alterations, additions or improvements to or upon said Premises, except as set forth in Section 9.4. Tenant shall repair and maintain in good working order the exterior walls of the Building, landscaping on the Premises, and interior areas of the Building including lobbies, stairs, windows, halls, corridors, restrooms, and provide exterior window washing at reasonable intervals, weather permitting.

9.2 Tenant shall repair and maintain in good working order all interior walls, floor coverings, window moldings, base moldings, door moldings, doors and entrances, window fittings, window glass, interior paint and trim, signs, heating, ventilation and cooling systems, fixtures, lighting fixtures and bulbs and all other components of the Premises. Tenant shall provide janitorial services and restroom supplies for the Premises, telephone service, and any other service required by Tenant specifically for the Premises, at all Tenant's expense.

9.3 If tenant refuses or neglects to maintain and repair as required by this Lease and to the reasonable satisfaction of Landlord, then Landlord may, after written demand (but without obligation to do so), accomplish the maintenance and repair without liability for loss or damage which may accrue to Tenant's property, and Tenant shall promptly pay Landlord's costs for the maintenance and repair, plus 10% of the costs for overhead, plus interest on 110% of the costs at the rate of 12% per annum from the date of completion until paid, all of which shall constitute additional rent under this Lease.

9.4 Roof and Foundation. Landlord shall repair and maintain in good working order the roof and structural foundation.

10.0 ACCESS BY LANDLORD.

      Subject to Tenant's consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the Premises to prospective buyers, mortgagees, tenants or workers. As provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent. Tenant shall supply Landlord with a complete set of Exterior Door Keys, Security System entry card, etc. upon request.

11.0 UTILITIES AND SERVICES.

      Tenant shall be responsible for all utilities and services.

12.0 PROPERTY INSURANCE.

      Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interest in the Premises and personal property located on or about the Premises. All insurance premiums incurred by the Landlord (for the building and improvements) shall be promptly reimbursed by the Tenant to the Landlord.

12.1 LIABILITY INSURANCE.

      Tenant shall maintain liability insurance in total aggregate sum of at least $2,000,000. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force. Landlord shall have the right to require that the Landlord receive notice of any termination of such insurance policies.

12. 2 TAXES.

      Tenant shall be responsible for all ad valorem, real or other property taxes assessed against the Premises or its contents.

13.0 INDEMNITY.

      Tenant agrees to indemnify, hold harmless and defend Landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur in connection with Tenant's use of the Premises.

14.0 DANGEROUS MATERIALS.

      Tenant shall not keep or have on the Premises any article or thing of a dangerous, inflammable, or explosive character that might substantially increase the danger of fire on the Premises, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord. See Exhibit 14.0 attached.

15.0 DESTRUCTION OR CONDEMNATION OF PREMISES.

      If the Premises are partially destroyed in a manner that prevents the conduct of commercial printing in a normal manner, and if the damage is reasonably repairable within ninety days after the occurrence of the destruction, and if the cost of restoration and repair is less that $100,000, Tenant shall restore the Premises and lease payments shall not abate during the period of the restoration. However, if the damage is not repairable within ninety days, or if Tenant is prevented from repairing the damage by forces beyond Tenant's control, or, if the cost of restoration and repair is more than $100,000 or if the property is condemned, this Lease shall terminate after sixty days written notice of such event or condition by either party.

15.1 MECHANICS LIENS.

      Neither the Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to give actual advance notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid.

16.0 DEFAULTS

      Tenant shall be in default of this Lease, if Tenant fails to fulfill any lease obligation or terms by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within ten days (or any other obligation within twenty days) after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice, and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses suffered by Landlord by reason of Tenant's defaults including reasonable Attorney and arbitration fees and expenses.

16.1 Tenant shall be in breach of this Lease if at any time during this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceeding, in law, in equity or before any administrative tribunal, which might have the effect of preventing Tenant from complying with the terms of this Lease):

      16.1.1 Tenant fails to make when due any payment and such failure is not cured within 10 days after Landlord has given written notice to Tenant.

      16.1.2 Tenant fails to perform or observe any of Tenant's other obligations under this Lease and such failure is not cured within 20 days after Landlord has given written notice to Tenant of such failure.

      16.1.3 Tenant becomes insolvent, or makes a transfer in fraud of its creditors, or makes an assignment for the benefit of its creditors; or if an execution shall be issued against Tenant;

      16.1.4 Tenant voluntarily files, or has filed against it, a petition under any provision of the federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state, and such petition is not dismissed within 30 days thereafter, or Tenant is adjudged bankrupt or insolvent in a proceeding filed by or against Tenant; or

      16.1.5 A receiver or trustee is appointed for all or substantially all of Tenant's assets.

16.2 If Tenant breaches this Lease and abandons the Premises before the end of the term or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of this Lease, then, this Lease shall automatically terminate and Landlord may recover from Tenant:

      16.2.1 The worth at the time of award of the unpaid rent which had been earned at the time of termination; and

      16.2.2 Any other amount necessary to compensate Landlord for all damage proximately caused by Tenant's breach of Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including but not limited to Tenant's insurance premiums, utilities, maintenance or any other obligations other than rent of Tenant, for the balance of the Lease term to the extent such losses could not be reasonably avoided.

16.3 If Tenant breaches this Lease and abandons the Premises, this Lease shall continue in full force and effect so long as Landlord does not terminate Tenant's right to possession of the Premises, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due, or alternately, Landlord may collect all amounts then due and accelerate all future amounts due under this Lease and collect those amounts from the Tenant. For purposes of this section, the following acts by Landlord shall not constitute termination of Tenant's right to possession of the
Premises:

      16.3.1 Acts of maintenance or preservation or efforts to relet the Premises or any part of them; or

      16.3.2 The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease or in the Premises.

17.0 ARBITRATION.

      Any controversy or claim relating to this Lease, including the construction or application of this Lease agreement, will be settled by binding arbitration under the rules of the American Arbitration Association, and any judgement granted by the arbitrator(s) may be enforced in any court of proper jurisdiction. Notwithstanding the above, any ambiguities in this Lease shall be interpreted in favor of the Landlord, where appropriate.

18.0 ASSIGNABILITY / SUBLETTING.

      Tenant may not assign or sublease any interest in the Premises without the prior written consent of Landlord, which may be unreasonably withheld.

19.0 TERMINATION UPON SALE OF PREMISES.

      Notwithstanding any other provision of this Lease, Landlord may terminate this lease upon sixty (60) days written notice to Tenant that the Premises have been sold.

20.0 NOTICES.

      Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:

      LANDLORD:
                        The Marital Trustees u/w of Edwin M. Stanley
                        C/O Wayne J. Slovick
                        121 S.W. Salmon

                        Suite 1430
                        Portland, Oregon 97204

      TENANT:
                        Fine Arts Engravers Company, Inc.
                        An Oregon Corporation
                        Attention:  Nick Stanley
                        10955 S.W. Avery Street
                        Tualatin, Oregon 97062

Such addresses may be changed from time to time by either party by providing written notice.

20.1 ENTIRE AGREEMENT/ AMENDMENT.

      This Lease Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by both the Landlord and the Tenant.

20.2 SEVERABILITY.

      If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to written, construed, and enforced as so limited.

20.3 WAIVER.

      The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every other provision of this Lease.

20.4 CUMULATIVE RIGHTS.

      The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

20.5 GOVERNING LAW.

      This lease shall be construed in accordance with the laws of the state of Oregon.

20.6 SUBORDINATION OF LEASE; ESTOPPEL CERTIFICATE.

      This lease is subordinate to any mortgage, loan or deed or trust with respect to the Premises, whether now or hereinafter existing.

      20.6.1 At Landlord's election, this Lease shall be subordinated to any mortgage, deed of trust or other encumbrance now or hereafter placed upon the Premises, and to any and all advances, whether obligatory or optional made on the security of the same, and to all renewals modifications, consolidations, replacements and extensions of the same. Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Tenant agrees to execute any documents required to accomplish a subordination and, failing to do so within 20 days after Landlord's written demand to Tenant, does hereby irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name to do so.

      20.6.2 Tenant shall from time to time, upon not less than 10 days' prior written notice, submit to Landlord, or to any person designated by Landlord, a statement in writing certifying that this Lease is unmodified and in full force and effect, that no unsecured defaults exist, the date to which rental has been paid and/or that Tenant has no claims against the Landlord.

31.0 RIGHT OF FIRST REFUSAL.

      Landlord and Tenant agree that if a bona fide offer to purchase all of the Premises is tendered to Landlord by a third party and said officer is acceptable to Landlord, then Tenant shall have five (5) business days to match the offer and agree to execute a Purchase and Sale Agreement that's substantially consistent with the terms of said bona fide offer. If Tenant does not match or exceed the third party's written bona fide offer, then Landlord may then sell all of the Premises to the third party.

32.0 SURRENDER OF PREMISES.

      At the expiration or other termination of this Lease, Tenant shall surrender the Premises in their condition at the time of initial occupancy, except for reasonable wear and tear and uninsured casualty not caused by Tenant. Tenant shall remove all of Tenant's personal property which are not Tenant Improvements. Tenant shall repair any damage to the Premises caused by the removal. Tenant's obligations under this Section 32, as well as all unpaid obligations of Tenant to Landlord, shall survive the expiration or other termination of this Lease.

      Executed by the parties or their duly authorized representatives as of the date first provided above, in two counterparts, each of which shall constitute an original.

LANDLORD                                TENANT
                                        Fine Arts Engravers Company, Inc.


BY       /s/ Illegible             BY         /s/ Illegible
   ---------------------------------       -------------------------------------
Its Agent                               Its President

LEASE AMENDMENT NO. 1

WHEREAS, the Industrial Real Estate Lease dated July 1, 1996 is in full force and effect,

WHEREAS, there are no disputes between the Landlord and Tenant,

WHEREAS, the Landlord desires to increase the security deposit to a more commercially reasonable level,

IT IS AGREED THAT:

When and only if the sale closes, Tenant shall increase the security deposit to a total of $48,600 and in connection with the Assignment and Assumption, ImageX hereby guarantees the performance of all of Assignee's obligations including without limitation, the performance of all the terms, conditions, covenants, obligations, and provisions applicable to Tenant under the Lease arising from and after the Effective Date.

      All other terms of the lease shall remain unchanged.

READ, AGREED, AND ACCEPTED


Tenant: Keystone Acquisition Corp.


   /s/  Richard P. Begert                        April 13, 1999
------------------------------------    ---------------------------------------
By:     Richard P. Begert                            Date
Title:  President and Chief
        Executive Officer


Landlord:  Marital Trust


  /s/  Wayne J. Slovick                          April 13, 1999
------------------------------------    ---------------------------------------
By:    Wayne J. Slovick                               Date
Title: Agent for the Trustees


Guarantor:  ImageX.com, Inc.


  /s/  Richard P. Begert                         April 13, 1999
------------------------------------    ---------------------------------------
By:    Richard P. Begert                              Date
Title: President and Chief
       Executive Officer